SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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☒ Definitive Proxy Statement
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☐ Soliciting Material under Rule 14a-12

Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(SYKES LOGO)

400 North Ashley Drive

Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2004

To the Shareholders of Sykes Enterprises, Incorporated:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sykes Enterprises, Incorporated (the “Company”) will be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida, on Friday, May 7, 2004, at 8:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1. To elect two directors to hold office until the 2005 Annual Meeting of Shareholders and four directors to hold office until the 2007 Annual Meeting of Shareholders;

2. To approve the 2004 Non-Employee Director Stock Option Plan;

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

4. To transact any other business as may properly come before the Annual Meeting.

      Only shareholders of record as of the close of business on March 2, 2004, will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

By Order of the Board of Directors,

/s/ JAMES T. HOLDER

James T. Holder
Secretary

April 6, 2004

YOUR VOTE IS IMPORTANT

      To assure your representation at the Annual Meeting, please vote on the matters to be considered at the Annual Meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote such shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from such nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Annual Meeting.

(SYKES LOGO)

400 North Ashley Drive

Tampa, Florida 33602

PROXY STATEMENT

FOR
2004 ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida, on Friday, May 7, 2004, at 8:00 a.m., Eastern Daylight Savings Time, or any adjournment or postponement of the Annual Meeting.

      This Proxy Statement and the annual report to shareholders of the Company for the year ended December 31, 2003, are first being mailed on or about April 7, 2004, to shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

      The record date for the Annual Meeting is March 2, 2004. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 40,231,071 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

      Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

      Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

      Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting. Proxies solicited by this Proxy Statement will be returned to the Board of Directors and will be tabulated by an inspector of elections designated by the Board of Directors who will not be employed by the Company or any of its affiliates.

      The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1:

ELECTION OF DIRECTORS

      The Company’s Board of Directors currently is comprised of 11 individuals, and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving a three-year term expiring at the third annual meeting of shareholders after its election. The term of the three current CLASS II directors will expire at the Annual Meeting. One of the current CLASS II directors, Thomas F. Skelly, will not stand for re-election. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Iain A. Macdonald for election to the Board at the Annual Meeting to fill Mr. Skelly’s seat as a member of Class II, whose term will expire at the 2007 Annual Meeting of Shareholders. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the other two Class II directors, Dr. Linda McClintock-Greco and H. Parks Helms, to stand for election to the Board at the Annual Meeting as members of Class I, whose term will expire at the 2005 Annual Meeting of Shareholders.

      Additionally, the Florida Business Corporation Act requires that any director elected by the Board of Directors to fill a vacancy on the Board must stand for re-election at the next annual meeting of the shareholders. Three directors were elected by the Board since the last annual meeting: Mark C. Bozek, Lt. Gen. Michael DeLong and Paul L. Whiting. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of such gentlemen to stand for election to the Board at the Annual Meeting as members of Class II, whose term will expire at the 2007 Annual Meeting of Shareholders.

      In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

      Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast in the election.

      The Board of Directors recommends the following nominees for election as directors in the Classes specified and urges each shareholder to vote “FOR” the nominees. Executed proxies in the accompanying form will be voted at the Annual Meeting in favor of the election as directors of the nominees named below, unless authority to do so is withheld.

DIRECTORS STANDING FOR ELECTION AT THE 2004 ANNUAL MEETING

CLASS I — TERM EXPIRES AT THE 2005 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

H. Parks Helms	68	H. Parks Helms has served as a director of the Company since its inception in 1977 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Helms is President and Managing Partner of the law firm of Helms, Cannon, Henderson & Porter, P.A., in Charlotte, North Carolina and has been with the firm for more than the past five years. Mr. Helms has held numerous political appointments and elected positions, including as a member of the North Carolina House of Representatives. He currently is Chairman of the Mecklenburg County, North Carolina Board of County Commissioners.
Linda McClintock-Greco, M.D.	49	Linda McClintock-Greco, M.D. was elected to the Board of Directors of the Company in May of 1998 and is a member of the Compensation and Human Resource Development Committee. Since 1998, Dr. McClintock-Greco has been the President and Chief Executive Officer of Greco & Assoc. Consulting, a healthcare consulting firm, and in that capacity serves as the vice president of Medical Affairs for Entrusted Healthcare Management Services for the State of Florida. Until 1998, she served as Chief Executive Officer and Chief Medical Officer of Tampa General HealthPlan, Inc. (HealthEase) and had spent the past 11 years in the health care industry as both a private practitioner in Texas and a managed care executive serving as the Regional Medical Director with Humana Health Care Plan. Dr. McClintock-Greco serves on the Board of Directors of the Florida Association of Managed Care Organizations (FAMCO). Dr. McClintock-Greco also serves on the board of several charitable organizations.

CLASS II — TERM EXPIRES AT THE 2007 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Mark C. Bozek	42	Mark C. Bozek was elected to the Board of Directors in August of 2003 and is a member of the Compensation and Human Resource Development Committee. Mr. Bozek is the President of Halo Entertainment, a privately held film production company which he founded in January 2003. From March 1997 until February 2003, Mr. Bozek served as the Chief Executive Officer of Home Shopping Network. From April 1993 until February 1996, Mr. Bozek served as the Vice President of Broadcasting for QVC. Mr. Bozek is an active member of the Young President’s Organization and he previously served as a member of the National Retail Federation board for four years.
Lt. Gen Michael DeLong (Retired)	58	Lt. General Michael DeLong (USMC Retired) was elected to the Board of Directors in September of 2003 and is a member of the Nominating and Corporate Governance Committee. Since November 2003, Lt. Gen. DeLong has served as Vice President of Government Operations at The Shaw Group, Inc. From 1967 until his retirement on November 1, 2003, Lt. Gen. DeLong led a distinguished military career, most recently serving as the Deputy Commander, United States Central Command at Mac Dill Air Force Base, Florida. He holds a Master’s Degree in Industrial Management from Central Michigan University and an honorary Doctorate in Strategic Intelligence from the Joint Military Intelligence College. Lt. General DeLong graduated from the Naval Academy as an Engineer.

Name	Age	Principal Occupation and Other Information

Paul L. Whiting	60	Paul L. Whiting was elected to the Board of Directors in December of 2003 and is a member of the Audit Committee. Since 1997, Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held investment company. From 1991 through 1996, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chief Executive Officer. Mr. Whiting has held similar high-level finance and administration positions at Questor Corporation, AP Parts Company, Lawrence Systems, Inc., EDAX International, Inc., and American National Bank & Trust Co. of Chicago. Presently, Mr. Whiting sits on the board of The Bank of Tampa. Mr. Whiting also serves on the boards of various civic organizations, including, among others, the Academy Prep Center of Tampa, Inc., a full scholarship, private college preparatory middle school for low-income children, where he is the Board President.
Iain A. Macdonald	60	During the past 5 years, Mr. Macdonald has served on the boards of a series of technology-based business ventures which he has assisted to develop and obtain funding. He is currently Chairman of Yakara plc, a developer of SMS software solutions and Realise Ltd., an internet systems integrator, both of which are located in Scotland. He is also on the Board of Northern AIM VCT, a Scottish venture capital investment fund. Mr. Macdonald previously served on the Board of Directors of the Company from 1998 to 2001, when he resigned for personal reasons. Prior to joining the Company’s Board in 1998, Mr. Macdonald served as a director of McQueen International LTD. from 1996 until its acquisition by the Company.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS I — TERM EXPIRES AT THE 2005 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Gordon H. Loetz	54	Gordon H. Loetz was elected to the Company’s Board of Directors in 1993 and currently serves as Vice Chairman of the Board of Directors and is a member of the Compensation and Human Resource Development Committee. From February 1999 through December 31, 2001, Mr. Loetz served as director and President of Sykes Financial Services, Inc., a wholly-owned subsidiary of the Company. From November 1997 through February 1999, Mr. Loetz served as the Company’s Executive Vice President and Chief Operating Officer. Prior to November 1997, Mr. Loetz served as the President of CFS Insurance Agency, Inc. In addition, Mr. Loetz founded Comprehensive Financial Services, a financial investment advisory company.
Ernest J. Milani	74	Ernest J. Milani was elected to the Company’s Board of Directors in April 1996 and is Chairman of the Compensation and Human Resource Development Committee. Until 1996, Mr. Milani held various positions with CDI Corporation, a publicly held provider of engineering and technical services, most recently as President of CDI Corporation Northeast and CDI Technical Services Ltd., both of which are subsidiaries of CDI Corporation. Following his retirement in 1996, Mr. Milani founded E.J. Milani Consulting Corp., a management and marketing consulting firm, where he is currently serving as president and CEO.

CLASS III — TERM EXPIRES AT THE 2006 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

John H. Sykes	67	John H. Sykes has been Chairman of the Board of Directors of the Company since its inception in 1977. He also served as President and Chief Executive Officer of the Company from inception until December 1998, and has resumed these functions from November 2000 to the present. Previously, Mr. Sykes was Senior Vice President of CDI Corporation, a publicly held technical services firm.
Furman P. Bodenheimer, Jr.	74	Furman P. Bodenheimer, Jr. was elected to the Board of Directors of the Company in 1991 and is Chairman of the Nominating and Corporate Governance Committee. Mr. Bodenheimer has been President and Chief Executive Officer of Zickgraf Enterprises, Inc. and Nantahala Lumber in Franklin, North Carolina for more than the past five years.
William J. Meurer	60	William J. Meurer was elected to the Board of Directors in October 2000 and is a member and Chairman of the Audit Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Mr. Meurer also serves on the Board of Trustees for St. Joseph’s Baptist Health Care and Baycare Health System and is a member of the Board of Directors of Tribridge, Inc. and Heritage Family of Funds.

PROPOSAL 2:

APPROVAL OF 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      As part of the Company’s compensation package for non-employee Directors, in 1996 the Company adopted the 1996 Non-Employee Director Stock Option Plan (the “1996 Plan”), which provided for automatic awards of options to purchase shares of Company stock to each newly elected, non-employee Director of the Company, as well as for automatic annual awards of additional stock options thereafter, for as long as the individual served as a non-employee Director of the Company. The 1996 Plan provided that the total number of shares of the Company’s common stock with respect to which options could be granted could not exceed 450,000 shares. As a result of grants under the 1996 Plan since its inception, the 450,000 shares with respect to which options could be granted have been exhausted. Accordingly, the Company’s Board of Directors has adopted, subject to approval by the shareholders at the Annual Meeting, a new stock option plan for the Company’s non-employee Directors to replace the 1996 Plan — the 2004 Non-Employee Director Stock Option Plan. The 2004 Plan has the same material terms and provisions as the 1996 Plan.

      Under the 2004 Plan, Directors who are not employees of the Company receive an award of options to purchase shares of common stock upon their initial election to the Board, and they automatically receive an additional option award each year thereafter on the day following the annual meeting of shareholders so long as they continue to serve on the Board. Currently, under the 1996 Plan, the award upon joining the Board is an option to purchase 25,000 shares, and the automatic award in each subsequent year is an option to purchase 10,000 shares. The 2004 Plan provides for the same awards, which may be revised by the Board from time to time, in its discretion. The term of each option is ten years from the date of the award, and the exercise price is 100% of the fair market value of the shares on the date of the award, which is determined by averaging the closing prices for the stock on the five trading days immediately preceding the award date.

      A non-employee Director’s initial option award will become exercisable over a period of three years in equal amounts at the end of each year. Subsequent option awards will become exercisable one year after the date of grant. All options will become immediately exercisable in the event of a change in control of the Company, or the sale of substantially all of the assets of the Company, or the dissolution or liquidation of the Company. If a non-employee Director ceases to serve as a Director, other than because of death or resignation with the consent of the Board, he or she has one month to exercise any options which would otherwise have been exercisable prior to his or her cessation of service, after which time they expire. If the Director ceases to serve as a Director because of death or resignation with the consent of the Board, the options may be exercised by the Director or his or her personal representative at any time within one year after the date of death or resignation, to the extent that the same were exercisable at the time of the Director’s death or resignation, after which time they expire.

      The options are not transferable by the Director, other than by will or the laws of descent and distribution, except that with the consent of the Board, the Director may transfer the options without consideration to his or her spouse, children or grandchildren, trusts for their benefit, or partnerships in which they are the only partners.

      In addition to the automatic awards described above, under the Plan the Board has the ability to grant additional awards to non-employee Directors, with such terms and conditions as it deems appropriate, as well as to change the amount and timing of the automatic awards, vesting schedules and other terms and conditions of such awards. However, (i) no such amendment may be made without shareholder approval if such approval would be required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or the listing standards of the stock exchange on which the Company’s shares are listed or traded, and (ii) the amount of the automatic initial and subsequent annual grants may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, or the rules and regulations promulgated thereunder.

      The 2004 Plan provides for a maximum of 500,000 shares with which respect to which options may be granted. If any option granted under the 2004 Plan expires or is terminated for any reason prior to its exercise in full, the shares that were subject to the unexercised portion of such option will be available for future grants under the 2004 Plan. The 2004 Plan will expire in May 2014.

      Approval of the 2004 Plan at the Annual Meeting will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. A copy of the 2004 Plan is attached to this proxy statement as Appendix A.

      The Board of Directors believes that stock options assist in enabling the Company to attract and retain qualified non-employee Directors, and in aligning the interests of such Directors with those of our other shareholders. The Board of Directors recommends the approval of the 2004 Non-Employee Director Stock Option Plan and urges each shareholder to vote “FOR” the 2004 Plan. Executed proxies in the accompanying form will be voted at the Annual Meeting in favor of the adoption of the 2004 Plan unless the proxy is marked otherwise.

PROPOSAL 3:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors recommends the ratification of Deloitte & Touche LLP as the principal independent public accountants for the year 2004 and urges each shareholder to vote “FOR” the ratification. Executed proxies in the accompanying form will be voted at the Annual Meeting in favor of the ratification of the independent public accountants, unless the proxy is marked otherwise.

      The Audit Committee, on behalf of the Company, has appointed Deloitte & Touche LLP to serve as the principal independent public accountants for the Company in the year 2004. Although not required, the Board of Directors is submitting its selection of Deloitte & Touche as the Company’s independent public accountants to the shareholders for ratification as a matter of good corporate practice. In the event of a negative vote by the shareholders on such ratification, the Audit Committee will consider that vote in the review of its future selection of accountants.

Report of the Audit Committee

      The Audit Committee consists of four non-employee directors, William J. Meurer, as chairman, H. Parks Helms, Thomas F. Skelly, and Paul L. Whiting. The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Company’s independent accountants provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as modified or supplemented. The Audit Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 8 meetings during 2003.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

William J. Meurer

H. Parks Helms
Thomas F. Skelly
Paul L. Whiting

March 3, 2004

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee engaged Deloitte & Touche LLP as the Company’s principal accountant to audit the consolidated financial statements of the Company for the year ended December 31, 2003.

      The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002

Audit Fees(1)	$1,000,663	$984,118
Audit-Related Fees(2)	$674,451	$129,325
Tax Fees(3)	$451,379	$518,280
All Other Fees(4)	—	$94,864

(1)	Fees for audit services consisted of (a) audits of the Company’s annual consolidated financial statements, (b) reviews of the Company’s quarterly condensed consolidated financial statements and (c) annual stand alone statutory audits.

(2)	Fees for audit related services consisted of (a) SAS 70 and ISO information system reviews, (b) Sarbanes-Oxley Act, Section 404 advisory services, (c) audit of employee benefit plans and (d) agreed upon procedures engagements.

(3)	Fees for tax services consisted of tax compliance and tax consulting services.

(4)	Includes fees primarily associated with internal audit services.

      Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

BOARD OF DIRECTORS

Directors’ Compensation

      Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board. Directors who are not employees of the Company receive (as of the first business day of each calendar year) an annual fee of $25,000, at least half of which is payable in shares of common stock based on the fair market value of the common stock on the date of payment and the other half of which, at the election of the director, is payable in shares of common stock or cash. In addition, each non-employee director receives $1,250 per Board and committee meeting attended, and $500 per telephone conference meeting that lasts at least one hour. Chairpersons of committees receive $2,000 per committee meeting attended. Directors who are not employees of the Company also receive options to purchase 25,000 shares of common stock upon their initial election to the Board and options to purchase 10,000 shares of common stock annually thereafter under the Company’s 1996 Non-Employee Director Stock Option Plan. Directors also receive an ad hoc fee of $1,000 per day for extra tasks requested by the Chairman of the Board.

Certain Relationships and Related Transactions

      During the year ended December 31, 2003, the Company paid $622,534 to JHS Leasing of Tampa, Inc., an entity owned by Mr. John H. Sykes, for the use of its corporate aircraft. The amount charged the Company is based on two times fuel costs and actual costs incurred for each trip.

Director Independence, Committees of the Board of Directors and Meeting Attendance

      In March 2004, the Board of Directors undertook a review of Director independence. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent within the meaning of the rules of the Nasdaq Stock Market and, for audit committee members, also independent within the meaning of the rules of the Securities and Exchange Commission. The Board determined that, other than Messrs. Sykes, Helms and Loetz, all of the Directors of the Company whose term will continue after the Annual Meeting, and all of the Directors who have been nominated to stand for election at the Annual Meeting, as well as Iain A. Macdonald who has been nominated to stand for election to the Board at the Annual Meeting, qualify as independent.

      During 2003, the Board of Directors held 5 meetings. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. It is our policy to schedule a meeting of the Board on the date of the annual meeting of shareholders and we encourage all of our Directors to attend the annual shareholders’ meeting. Seven Directors attended last year’s annual meeting of shareholders. During 2003, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the board committees on which they served.

      The Board of Directors has the standing committees listed below.

      Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as for reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. During the year ended December 31, 2003, the Committee held 8 meetings. During 2003, and until the Annual Meeting, the Committee was, and will be, comprised of Messrs. Meurer (Chair), Helms, Skelly and, from the date of his election to the Board in May 2003, Whiting. Mr. Skelly’s term of office as a director of the

Company will end at the Annual Meeting, and he is not running for reelection; therefore, he will no longer be a member of the Committee after the Annual Meeting. The Board has determined that Messrs. Meurer and Whiting, but not Mr. Helms, are independent within the meaning of the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. Therefore, immediately following the Annual Meeting, Mr. Helms will come off the Committee and it is anticipated that, at the first meeting of the Board of Directors following the Annual Meeting, the Board will appoint a third Director to the Committee who qualifies as an independent director within the meaning of the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Board also has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Audit Committee Charter is attached to this proxy statement as Appendix A, and is also available on the Company’s website at www.sykes.com/english/investors.asp under the heading “Corporate Governance”.

      Compensation and Human Resource Development Committee. The Compensation and Human Resource Development Committee is responsible for establishing the compensation of the Company’s senior management, including salaries, bonuses, granting of stock options under the Company’s various stock option plans, termination arrangements, and other executive officer benefits. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs, training and development and succession planning. During 2003, the Committee held 7 meetings. During 2003, and until the Annual Meeting, the Committee was, and will be, comprised of Mr. Bozek, Mr. Loetz, Dr. McClintock-Greco, and Mr. Milani. The Board has determined that Messrs. Bozek and Milani and Dr. McClintock-Greco, but not Mr. Loetz, are independent within the meaning of the rules of the Nasdaq Stock Market. Therefore, immediately following the Annual Meeting, Mr. Loetz will no longer be a member of the Committee.

      Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries;

•	recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings;

•	recommend to the Board of Directors committee appointments for directors;

•	develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and

•	monitor the Company’s compliance with good corporate governance standards.

      In connection with carrying out its responsibility to identify individuals qualified to become members of the Board of Directors, the Committee has developed guidelines and criteria as to the desired qualifications of candidates for nomination for election as a director of the Company. Under our Corporate Governance Guidelines, such criteria include considerations of age, skill, integrity, experience, time availability, appropriate listing standards, and applicable federal and state law and regulation. Such guidelines and criteria have been approved by the Board and are available on the Company’s website at www.sykes.com/english/investors.asp.

      The Committee may use various sources for identifying and evaluating nominees for Directors including referrals from our current Directors and management, as well as input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the resume and qualifications of each candidate and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, the Committee will obtain such background and reference checks as it deems necessary and the Chair of the Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Committee. If the candidate is approved by the Committee, the candidate will have an opportunity to meet with the remaining Directors and the senior management team. At the end of this process, if the Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then recommend to the Board that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

      Mr. Macdonald, who is being submitted for election as a Director at the Annual Meeting, was recommended by the members of the Committee.

      The Committee will also consider qualified nominees recommended by shareholders who may submit recommendations, in accordance with our bylaws and applicable SEC rules and regulations, to the Committee in care of our Corporate Secretary, 400 North Ashley Drive, Tampa, Florida 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days’ notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

      To be considered by the Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of Directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for Director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for Director.

      We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a Director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

      In addition to its responsibility with respect to the nomination of directors, the Committee also is responsible for establishing, reviewing and monitoring compliance with the Company’s Corporate Governance Guidelines, including the Company’s Code of Ethics. The Committee will annually review the Corporate Governance Guidelines and the Code of Ethics and recommend modifications, as it deems necessary. Further, the Committee is charged with the review and consideration of any issues that may involve possible director conflicts of interest.

      During the year ended December 31, 2003, the Nominating and Corporate Governance Committee held 6 meetings. During 2003, the Committee was comprised of, Mr. Bodenheimer, who served as Chairman, Mr. Helms, Mr. Browning until the date of his resignation from the Board in December, 2003, and, from the date of his election to the Board in September 2003, Lt. Gen DeLong. Currently the Committee is, and until the Annual Meeting will be, comprised of Messrs. Bodenheimer and Helms and Lt. Gen DeLong. The Board has determined that Mr. Bodenheimer and Lt. Gen DeLong, but not Mr. Helms, are independent within the meaning of the rules of the Nasdaq Stock Market. Therefore, because our newly adopted charter requires all members of the Committee to be independent, immediately following the Annual Meeting, Mr. Helms will no longer serve as a member of the Committee and it is anticipated that, at the first meeting of the Board of Directors following the Annual Meeting, the Board will appoint a third Director to the Committee who qualifies as an independent director within the meaning of the rules of the Nasdaq Stock Market. The Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Nominating and Corporate Governance Committee Charter is attached to this proxy statement as Appendix C and is available on the Company’s website at www.sykes.com/english/investors.asp under the heading “Corporate Governance”.

Compensation Committee Interlocks and Insider Participation

None

COMMUNICATIONS WITH OUR BOARD

      Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 N. Ashley Drive, Tampa, Florida 33602. Under the process for such communications established by the Board of Directors, the Vice President and General Counsel of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Vice President and General Counsel, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chair of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee and the Vice President and General Counsel of the Company.

CORPORATE GOVERNANCE

      The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors. The corporate governance page can be found at www.sykes.com/english/investors.asp, by clicking on “Corporate Governance.”

      The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the board members are independent of the Company and its management;

•	following the Annual Meeting, all members of the key board committees — the Audit Committee, the Compensation and Human Resource Development Committee and the Nominating and Corporate Governance Committee — will be independent;

•	following the Annual Meeting, the independent members of the Board of Directors will meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees, a copy of which is attached hereto as Exhibit 1, which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•	the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications With Our Board” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      During the year ended December 31, 2003, the executive officers and Directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except that Messrs. Bodenheimer, Helms, Loetz, Meurer and Milani and Dr. McClintock-Greco each filed one late report reporting the automatic annual grant of options to non-employee Directors and Messrs. Bozek and Delong each filed one late report reporting election to the board and the automatic initial grant of options to non-employee Directors. The Company has relied solely on the written representation of its executive officers and Directors and copies of the reports they have filed with the Commission in providing this information.

PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date with respect to: (i) each of the Company’s directors and nominees, (ii) each of the Company’s executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

	Beneficially Owned

Name	Shares	Percent

John H. Sykes(1)	15,007,475	36.2%
W. Michael Kipphut(2)	188,200	*
Charles E. Sykes(3)	82,500	*
Gerry L. Rogers(4)	75,000	*
James T. Holder(5)	8,334	*
Furman P. Bodenheimer, Jr.(6)	112,240	*
H. Parks Helms(7)	76,153	*
Gordon H. Loetz(8)	139,388	*
Ernest J. Milani(9)	54,454	*
Linda McClintock-Greco(10)	45,692	*
William J. Meurer(11)	40,140	*
Thomas F. Skelly(12)	29,613	*
Paul L. Whiting	2,984	*
Michael P. DeLong	1,922	*
Mark C. Bozek	2,429	*
All directors and executive officers as a group (19) persons	15,959,04	37.7%

*	Less than 1.0%

(1)	Includes the following shares over which Mr. Sykes retains voting and investment power: (i) 13,757,475 shares owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership in which Mr. Sykes is the sole limited partner and the sole shareholder of the limited partnership’s sole general partner; and (ii) 44,469 shares owned by various trusts for the benefit of Mr. Sykes’ children. Excludes 7,950 shares owned by Mr. Sykes’ wife, as to which Mr. Sykes disclaims beneficial ownership. Mr. Sykes’ business address is 400 North Ashley Drive, Tampa, Florida 33602.
(2)	Includes 185,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(3)	Includes 82,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(4)	Includes 75,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(5)	Includes 8,334 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(6)	Includes 50,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(7)	Includes 42,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(8)	Includes 122,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(9)	Includes 42,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(10)	Includes 35,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(11)	Includes 25,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(12)	Includes 17,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION

      The following table sets forth certain information for the years ended December 31, 2003, 2002, and 2001 concerning compensation paid to or earned by the Company’s Chief Executive Officer, and each of the Company’s four other most highly compensated executive officers who earned more than $100,000 for the year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

					Long Term
		Annual Compensation			Compensation

				Other		Securities
				Annual	Restricted	Underlying	All Other
Name	Date	Salary	Bonus(1)	Compensation(2)	Stock(3)	Options	Compensation(4)

John H. Sykes	2003	$816,121	$—	$—	$5,986	—	$30,173
Chairman of the Board	2002	550,281	—	—	5,973	1,250,000	47,139
and Chief Executive	2001	550,000	—	—	5,980	—	32,904
Officer

W. Michael Kipphut	2003	335,021	226,125	—	6,488	—	10,755
Group Executive, Senior	2002	325,069	—	—	6,476	—	9,189
Vice President — Finance	2001	290,000	200,000	—	7,498	125,000	5,448

Charles E. Sykes	2003	246,546	50,000	—	459	—	6,030
Chief Operating Officer	2002	204,372	—	—	—	111,000	7,201
	2001	148,437	46,525	—	11,980	—	2,885

Gerry L. Rogers	2003	217,493	122,625	—	11,186	—	12,312
Group Executive, Senior	2002	213,167	—	—	10,942	95,700	10,679
Vice President — Chief	2001	193,857	50,000	—	14,565	—	5,124
Information Officer

James T. Holder	2003	181,403	57,750	—	1,616	—	5,129
Vice President, General	2002	181,403	—	—	1,617	—	4,729
Counsel, & Secretary	2001	168,453	—	—	1,604	15,000	311

(1)	All bonuses are reflected in the year paid. Such bonuses are based upon performance in the prior year but are payable the following March, and are payable only if the employee is then employed by the Company.
(2)	Does not include the value of perquisites provided to the normal executive officers, which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus.
(3)	Represents the value of vested restricted stock paid to the named executive officers based upon the closing prices of the Company’s common stock on the grant dates of the awards. The restricted stock is paid as a matching contribution under the Company’s Executive Deferred Compensation Plan (the “Plan”). Based on the closing price of the Company’s stock ($8.56) on December 31, 2003, the aggregate number and value of all restricted stock held by the named executive officers as of that date were as follows: Mr. John Sykes (4,067 - $34,813), Mr. Kipphut (3,818 - $32,682), Mr. Rogers (6,816 - $58,345), Mr. Charles Sykes (1,758 - $15,048) and Mr. Holder (830 - $7,105). If we determine to pay dividends, the dividends will accrue on the restricted stock. The restricted stock vests 25% if the named executive officer has 3 years participation in the Plan, 50% with 6 years participation in the Plan and 100% with 10 years participation in the Plan.
(4)	The compensation shown as “All Other Compensation” for 2003 consists of the following: (i) the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ Savings Plan and Trust in the amount of $3,937 for Mr. John Sykes, $4,094 for Mr. Kipphut, and $4,095 for Mr. Rogers; (ii) excess group term life insurance in the amount of $21,227 for Mr. John Sykes, $1,714 for Mr. Kipphut, $1,987 for Mr. Rogers, $524 for Mr. Charles Sykes, and $400 for Mr. Holder; and (iii) additional compensation paid to employees related to health and welfare benefits in the amount of $5,009 for Mr. John Sykes, $4,947 for Mr. Kipphut, $6,230 for Mr. Rogers, $5,506 for Mr. Charles Sykes, and $4,729 for Mr. Holder.

OPTION GRANTS IN LAST FISCAL YEAR

      There were no awards of stock options during 2003 to any of the executive officers named in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

      The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 2003 and the year-end value of unexercised options held by such executive officers.

					Value of Unexercised
			Number of Unexercised		In-The-Money Options At
	Shares		Options at Fiscal Year End		Fiscal Year End(1)
	Acquired on
	Exercise(#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John H. Sykes	—	—	1,250,000		$—	$—
W. Michael Kipphut	100,000	$540,000	185,000	50,000	$210,300	$140,200
Gerry L. Rogers	—	—	75,000	95,700	$—	$—
Charles E. Sykes	—	—	82,500	71,000	$163,325	$—
James T. Holder	15,833	$70,232	8,334	7,500	$35,596	$21,030

(1)	Based upon the closing price of $8.59 per share of common stock on December 31, 2003, as reported in the NASDAQ Stock Market.

EMPLOYMENT AGREEMENTS

      John H. Sykes. On October 1, 2001, the Company entered into an amended and restated employment agreement with John H. Sykes, the Company’s Chairman of the Board, President, and Chief Executive Officer, which replaced his employment agreement dated March 6, 2000. The employment agreement provides for an initial term of five years and automatically renews for successive one-year terms, unless terminated by either party with 180 day’s prior notice. Mr. Sykes’ initial base salary was $550,000 until December 31, 2002, with the base salary increasing as determined by the Board of Directors. The employment agreement provides that the annual base salary, however, shall be increased at least 30% on October 1, 2003, shall be increased by at least another 15% on the fourth anniversary of the agreement (October 1, 2005) and shall be increased by at least another 15% on each bi-annual (i.e. two year) anniversary thereafter. Mr. Sykes is also entitled to performance bonuses as determined by the Compensation Committee and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company. Additionally, at the end of each fiscal year, the Board of Directors, in their discretion, may award Mr. Sykes a bonus based upon his performance during such fiscal year.

      Due to the enactment of the Sarbanes-Oxley Act of 2002 and changes in the law related to split dollar life insurance premiums and benefits, the Compensation and Human Resource Development Committee determined that it was in the best interest of the Company and Mr. John Sykes for the Company to cease making premium payments on the split dollar insurance policies on Mr. John Sykes’ life, and instead to increase Mr. Sykes’ compensation by an amount equal to those premium payments, grossed up for tax effect. Accordingly, effective January 1, 2003, Mr. John Sykes’ base compensation was increased from $550,000 to $792,478, and he will be responsible for making all future premium payments on those split dollar life insurance policies. The Company is entitled to recover out of the death benefits payable under the policies an amount equal to the premiums previously paid by the Company. In the event that premiums cease to be payable under the policy or the policy ceases to be in effect for any reason, if Mr. Sykes is still employed by the Company, his salary will be decreased by the amount of the increase noted above.

      If the agreement is terminated by the Company for any reason other than for cause (as defined therein), death or disability, the Company shall continue to pay the full amount of Mr. Sykes’ annual base salary throughout the Initial Term or any Successor Term. Mr. Sykes shall also continue to receive the full amount of his annual base salary throughout the Initial Term or any Successor Term in the event there is: (i) a change of control, (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of Chairman of the Board, CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life. During the term of his employment with the Company, Mr. Sykes shall not, in any area in which the Company’s business is then conducted, directly or indirectly compete with the Company.

      A “change of control” shall be deemed to have occurred if, (i) any person (other than Mr. Sykes) beneficially owns 20% or more of the outstanding shares of voting capital stock; (ii) the sale or transfer of greater than 50% of the book value of the Company’s assets; (iii) the merger, consolidation, share exchange, or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation; (iv) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (v) the commencement of a tender offer which, if successful, would result in a change of control; or (vi) a determination by the Board of Directors, in view of then current circumstances or impending events, that a change of control has occurred or is imminent.

      Upon termination for any reason, including cause, benefits continue during the lifetime of Mr. Sykes and the lifetime of his spouse if he is married at the time of his death. Benefits include all employee benefit plans and programs in which Mr. Sykes was entitled to participate immediately before termination. If the Company determines that resources are then reasonably available, the Company will also provide Mr. Sykes with an office and a secretary at the Company’s headquarters.

      W. Michael Kipphut. On October 1, 2001, the Company entered into an amended and restated employment agreement with W. Michael Kipphut, which replaced his employment agreement dated March 6, 2000, as amended on November 8, 2000. Mr. Kipphut serves as Group Executive, Senior Vice President and Chief Financial Officer. The term of the agreement expires on March 5, 2004, but will automatically be renewed for successive two-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 60 days prior to the expiration of the initial term or any renewal term. Mr. Kipphut’s annual base salary is $290,000 through March 5, 2002, and $335,000 from March 6, 2002, through the end of the term of the agreement, subject to increase at the Company’s discretion. If Mr. Kipphut’s employment is terminated prior to the expiration of the initial or any renewal term for any reason other than death, disability, or cause, as defined in the agreement, the Company will pay Mr. Kipphut all salary and bonuses, and provide to Mr. Kipphut all benefits, provided for in the agreement throughout the term of the agreement, and thereafter the Company will pay Mr. Kipphut a non-compete payment for a period of 52 weeks equal to $6,442.31 per week if the termination occurs prior to the end of the initial term or any renewal term. The non-compete payment is in consideration for Mr. Kipphut’s agreement to refrain from competing directly or indirectly with the Company for a period of 52 weeks after the end of the term of the agreement in any area in which the Company’s business is then conducted. In the event that the Company chooses to release Mr. Kipphut from the non-compete provisions of the agreement at any time after the end of the term of the agreement, the Company will not have to pay any non-compete payments which would otherwise be due thereafter. The agreement provides that if Mr. Kipphut’s employment is terminated prior to the end of the initial term or a renewal term by the Company for cause or by Mr. Kipphut, during the remaining term of the agreement and for a period of one year thereafter Mr. Kipphut may not, in any area in which the Company’s business is then conducted, directly or indirectly, compete with the Company, but the Company will not be required to pay the non-compete payment. The Company may terminate the agreement and Mr. Kipphut’s employment at any time for cause. In the event of Mr. Kipphut’s death, the agreement will terminate and his estate will be paid all unpaid base salary and bonus and all accrued but unused vacation time through the date of death. In the event of his disability, the Company may, at its option, terminate the agreement and his employment on 30 days’ written notice. Mr. Kipphut also is entitled to a performance bonus up to 75% of his base salary based upon the achievement of specified goals as determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company. The agreement contains customary non-compete, non-solicitation and confidentiality provisions.

      If Mr. Kipphut’s employment is terminated following a change of control either by Mr. Kipphut for good reason, or by the Company other than for cause or following Mr. Kipphut’s death or disability, Mr. Kipphut will be entitled to receive, in equal installments over a two-year period, an amount equal to twice the total of his base salary and actual bonus for the calendar year immediately prior to the termination. A change of control will be deemed to have occurred if: (i) the individuals who were directors immediately after the 2000 Annual Shareholders’ Meeting (the “2000 Board”) and any new directors (other than directors whose initial assumption of office is in connection with an actual or threatened election contest) who were elected by, or whose nomination for election by the shareholders was approved by, a vote of at least two-thirds ( 2/3) of the directors still in office who were directors on the 2000 Board or are directors elected in this manner, cease for any reason to constitute a majority of the directors then serving; (ii) the shareholders of the Company approve a merger, consolidation, share exchange or reorganization of the Company, or the issuance of additional shares of voting stock of the Company in connection with such a transaction, which would result in the holders of the Company’s voting securities immediately prior to the transaction owning as a group less than 50% of the combined voting power of the voting securities of the Company or surviving corporation in such transaction; (iii) the shareholders of the Company approve a merger, consolidation or share exchange effected to implement a recapitalization of the Company in which a person other than John H. Sykes is or becomes the beneficial owner of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates after the annual meeting of shareholders of the Company held in 2000 pursuant to express authorization by the board of directors of the Company that refers to this exception) representing 45% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or (iv) the shareholders of the company approve a plan of complete liquidation or dissolution of the Company or for the sale of all or substantially all of the Company’s assets, unless the sale is to an entity of which at least 75% of the combined voting power of the voting securities are owned by persons in substantially the same proportions as their ownership of the Company prior to such sale. Mr. Kipphut will be deemed to have good reason to terminate his employment following a change in control if there is: (i) any reduction in his base salary or any other compensation or benefits (other than a performance bonus), or (ii) any other material adverse change to the terms and conditions of Mr. Kipphut’s employment including diminution of his customary duties as described in the agreement.

      Gerry L. Rogers. As of March 5, 2004, the Company entered into a two-year employment agreement with Gerry L. Rogers, Group Executive, Senior Vice President and Chief Information Officer, to serve as an executive of the Company. The agreement automatically renews for successive one-year terms unless the Company provides written notice of intent not to renew at least 180 days prior to the expiration of the initial term or any renewal term. Under the agreement, Mr. Rogers’ annual base salary will be not less than $233,991, and he is entitled to a performance bonus of up to 75% of his base salary in accordance with the Company’s standard policy for the payment of performance bonuses, and to standard executive fringe benefits. If the agreement is terminated by the Company prior to the expiration of the initial term or any renewal term for any reason other than death, disability, or cause (as defined therein), the Company is required to pay Mr. Rogers an amount equal to his monthly base salary through the end of the term of the agreement. Thereafter, if the Company desires to enforce the covenant not to compete included in the agreement for a period of up to one year after termination his employment, the Company must continue to pay Mr. Rogers such monthly amount during such period. The covenant not to compete covers any area in which the Company’s business is then being conducted. The agreement provides that Mr. Rogers may not compete directly or indirectly with the Company during the period of his employment. The agreement also provides that if Mr. Rogers’ employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Rogers, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Rogers may not compete with the Company for a period of one year following the termination of his employment in any area in which the Company’s business is then being conducted. The agreement provides that, after termination of his employment for any reason, whether by the Company or Mr. Rogers, Mr. Rogers may not solicit the

Company’s employees, consultants and suppliers for the longer of (i) the remaining term of the agreement or (ii) a period of one year after termination of his employment.

      Charles E. Sykes. As of January 1, 2004, the Company entered into a three-year employment agreement with Charles E. Sykes, Chief Operating Officer, to serve as an executive of the Company. The agreement automatically renews for successive one-year terms unless the Company provides written notice of intent not to renew at least 180 days prior to the expiration of the initial term or any renewal term. Under the agreement, Mr. Sykes’ annual base salary will be not less than $300,000, with at least a 5% minimum increase on or before January 1, 2006, and he is entitled to participate in a performance based bonus program ranging from 0% to 53% of his base salary, and to standard executive fringe benefits. If the agreement is terminated by the Company prior to the expiration of the initial term or any renewal term for any reason other than death, disability, or cause (as defined therein), the Company is required to pay Mr. Sykes an amount equal to his monthly base salary through the end of the term of the agreement. Thereafter, if the Company desires to enforce the covenant not to compete included in the agreement for a period of up to one year after termination his employment, the Company must continue to pay Mr. Sykes such monthly amount during such period. The covenant not to compete covers any area in which the Company’s business is then being conducted. The agreement provides that Mr. Sykes may not compete directly or indirectly with the Company during the period of his employment. The agreement also provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Sykes, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not compete with the Company for a period of one year following the termination of his employment in any area in which the Company’s business is then being conducted. The agreement provides that, after termination of his employment for any reason, whether by the Company or Mr. Sykes, Mr. Sykes may not solicit the Company’s employees, consultants and suppliers for the longer of (i) the remaining term of the agreement or (ii) a period of one year after termination of his employment.

      James T. Holder. As of April 1, 2003, the Company entered into a two and one-half year employment agreement with James T. Holder, Vice President, General Counsel and Corporate Secretary, to serve as an executive of the Company. The agreement automatically renews for successive one-year terms unless the Company provides written notice of intent not to renew at least 180 days prior to the expiration of the initial term or any renewal term. Under the agreement, Mr. Holder’s annual base salary will be not less than $190,000 through September 30, 2003, and not less than $205,000 from October 1, 2003 through the end of the term of the agreement, and he is entitled to participate in a performance based bonus program ranging from 0% to 25% of his base salary, and to standard executive fringe benefits. If the agreement is terminated by the Company prior to the expiration of the initial term or any renewal term for any reason other than death, disability, or cause (as defined therein), the Company is required to pay Mr. Holder an amount equal to his monthly base salary through the end of the term of the agreement. Thereafter, if the Company desires to enforce the covenant not to compete included in the agreement for a period of up to one year after termination his employment, the Company must continue to pay Mr. Holder such monthly amount during such period. The covenant not to compete covers any area in which the Company’s business is then being conducted. The agreement provides that Mr. Holder may not compete directly or indirectly with the Company during the period of his employment. The agreement also provides that if Mr. Holder’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Holder, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Holder may not compete with the Company for a period of one year following the termination of his employment in any area in which the Company’s business is then being conducted. The agreement provides that, after termination of his employment for any reason, whether by the Company or

Mr. Holder, Mr. Holder may not solicit the Company’s employees, consultants and suppliers for the longer of (i) the remaining term of the agreement or (ii) a period of one year after termination of his employment.

      James Hobby, Jr. As of September 2, 2003, the Company entered into a one-year employment agreement with James Hobby, Jr., Senior Vice President — the Americas, to serve as an executive of the Company. The agreement automatically renews for successive one-year terms unless the Company provides written notice of intent not to renew at least 90 days prior to the expiration of the initial term or any renewal term. Under the agreement, Mr. Hobby’s annual base salary will be not less than $220,000, and he is entitled to participate in a performance based bonus program ranging from 0% to 50% of his base salary in accordance with the Company’s standard policy for the payment of performance bonuses, and to standard executive fringe benefits. If the agreement is terminated by the Company prior to the expiration of the initial term or any renewal term for any reason other than death, disability, or cause (as defined therein), the Company is required to pay Mr. Hobby an amount equal to his monthly base salary through the end of the term of the agreement. Thereafter, if the Company desires to enforce the covenant not to compete included in the agreement for a period of up to one year after termination his employment, the Company must continue to pay Mr. Hobby such monthly amount during such period. The covenant not to compete covers any area in which the Company’s business is then being conducted. The agreement provides that Mr. Hobby may not compete directly or indirectly with the Company during the period of his employment. The agreement also provides that if Mr. Hobby’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Hobby, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Hobby may not compete with the Company for a period of one year following the termination of his employment in any area in which the Company’s business is then being conducted. The agreement provides that, after termination of his employment for any reason, whether by the Company or Mr. Hobby, Mr. Hobby may not solicit the Company’s employees, consultants and suppliers for the longer of (i) the remaining term of the agreement or (ii) a period of one year after termination of his employment.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2003:

	(a)	(b)	(c)

		Weighted	Number of Securities
	Number of	Average Exercise	Remaining Available for
	Securities to be	Price of	Future Issuance Under
	Issued Upon	Outstanding	Equity Compensation
	Exercise of	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
	and Rights	Rights	Column(a))

Equity compensation plans approved by shareholders(1)	3,160,856	$10.54	4,492,366
Equity compensation plans not approved by shareholders	—	—	—

Totals	3,160,856	$10.54	4,492,366

(1)	Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan as well as the 2000 Stock Option Plan, the 1996 Employee Stock Option Plan, the 1996 Non-Employee

Director Stock Option Plan, the 1996 Non-Employee Director Fee Plan and the 1997 Management Stock Incentive Plan, all of which are predecessor plans to the 2001 Equity Incentive Plan. Also includes shares of common stock of Sykes reserved for issuance under the 1999 Employees’ Stock Purchase Plan.

      Shares awarded under all of the above stock option plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ stock option plans, see Note 16 of our consolidated financial statements in the Annual Report on Form 10-K and incorporated herein by reference.

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Introduction

      Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company’s Chief Executive Officer and its other executive officers. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation and Human Resource Development Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

Compensation and Human Resource Development Committee Role

      The Compensation and Human Resource Development Committee of the Board of Directors has the responsibility to review annually and recommend to the full Board, the compensation for the Chief Executive Officer as well as the other executive officers. The forms of compensation considered by the Committee include base salary, annual and performance based cash bonuses and fringe benefits. The Company’s Stock Option Committee, a subcommittee of the Compensation and Human Resource Development Committee, is responsible for reviewing the equity incentive component of the Company’s compensation program for its employees generally, and specifically its executive officers, including the named executive officers. The Stock Option Committee is responsible for making stock option grants under the Company’s 2001 Equity Incentive Plan to executive officers of the Company. The Committee and the Stock Option Committee are comprised of members of the Board who are not employees of the Company. Although these committees consider different components of the executive employees’ compensation, they are currently comprised of the same non-employee Board members.

Compensation Philosophy

      The Committee’s philosophy on executive compensation is based upon several fundamental concepts. First, the Committee believes that the level of individual compensation should be competitive with selected survey groups. Second, compensation generally, and bonus compensation specifically, should be designed to provide significant incentives for superior personal and corporate performance. Third, the executive’s compensation package should be designed to align the interests of the executive with that of the Company’s shareholders. The Committee believes that executive compensation, if determined in accordance with this philosophy, will enable the Company to attract and retain the services of highly qualified and motivated executives. These goals are achieved by designing executive compensation packages that include a base salary, discretionary and performance based cash bonuses and periodic grants of stock options. The Company’s policies with respect to these elements, including the basis for the compensation awarded the Company’s chief executive officer, are discussed below.

      The Committee oversees the operation of the Company’s executive compensation policies. The Company occasionally retains independent compensation consultants, and regularly utilizes published surveys with industry, geographical and position specific data to compare the Company’s compensation programs with various other companies with similar characteristics. While the elements of compensation described below are considered separately, the Committee takes into account the full compensation package offered by the Company to the individual, including health care and other insurance benefits and contributions made by the Company under the Company’s 401(k) Plan, Employee Stock Purchase Plan and Deferred Compensation Plan.

      Base Salaries. The Company has established competitive annual base salaries for all executive officers, including the named executive officers. The annual base salaries for each of the Company’s executive officers, including the Company’s chief executive officer, reflect the subjective judgment of the Committee based on their consideration of the executive officer’s position with the Company, the executive officer’s tenure, the Company’s needs, a comparative analysis of published compensation data as described above, and the executive officer’s individual performance, achievements, and contributions to the growth of the Company.

      Mr. Sykes’ annual base salary for 2003, as the Company’s Chief Executive Officer, was $816,121.

      Annual Bonus. The Company’s executive officers are eligible for an annual cash bonus under the Company’s Bonus Program. The Bonus Program provides for the discretionary payment of annual incentive awards to key employees, including executive officers of the Company, pursuant to individually developed formulas related to the Company’s operating goals and personal performance goals. Payments under the Bonus Program are discretionary and are subject to certain limitations. Mr. Sykes did not receive any cash bonuses during the year ended December 31, 2003.

      Stock Options. Under the Company’s 2001 Equity Incentive Plan (the “2001 Plan”), stock options may be granted to all employees. The 2001 Plan is administered by the Compensation and Human Resource Development Committee in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation and Human Resource Development Committee recommended that no stock options under the 2001 Plan be made available for issuance during the year ended December 31, 2003. Accordingly, no stock options were awarded to executive officers in 2003.

Section 162(m) Limitations

      Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Committee’s commitment to link compensation with performance as described in this report, the Committee currently intends to qualify compensation paid to the Company’s executive officers for deductibility by the Company under Section 162(m).

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE

Ernest J. Milani

Mark C. Bozek
Dr. Linda F. McClintock-Greco
Gordon H. Loetz
February 18, 2004

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

STOCK PRICE PERFORMANCE GRAPH

      The following graph presents a comparison of the cumulative total shareholder return on the common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index. This graph assumes that $100 was invested on December 31, 1998 in the Company’s common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Index.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*

AMONG SYKES ENTERPRISES, INCORPORATED,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

	1998	1999	2000	2001	2002	2003

Sykes	100.00	143.85	14.55	30.62	10.75	28.16
Nasdaq Telecommunications Stocks	100.00	178.71	76.11	50.98	23.47	39.02
Nasdaq Computer & Data Processing Services Stocks	100.00	219.99	101.25	81.54	56.23	74.08
Nasdaq US	100.00	185.43	111.83	88.77	61.37	91.73

*	$100 invested on December 31, 1998 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

      There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to the future stock performance.

      The information contained in the Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders is December 8, 2004. Notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2005 Annual Meeting may exercise discretionary voting power with respect to any such proposal, if received by the Company after February 20, 2005.

OTHER MATTERS

      Management knows of no matter to be brought before the Annual Meeting, which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

/s/ JAMES T. HOLDER

James T. Holder
Secretary

APPENDIX A

SYKES ENTERPRISES, INCORPORATED

2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.	Purpose of Plan

      The purpose of this Plan is to enable Sykes Enterprises, Incorporated (the “Company”) to compete successfully in attracting, motivating and retaining Non-Employee Directors with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain as directors of the Company.

2.	Definitions

      For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the United States Internal Revenue Code of 1986, as amended.

(c) “Effective Date” means the date of the 2004 Annual Meeting of Shareholders of the Company.

(d) “Fair Market Value” means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Stock Market’s National Market), the average closing price of a Share on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average closing price for the ten trading days immediately preceding the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Board shall determine the Fair Market Value of a Share.

(e) “Non-Employee Director” shall mean any member of the Company’s Board of Directors who is not an employee of the Company or any Subsidiary.

(f) “Option” means an option granted under this Plan, which Option shall not be an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(g) “Optionee” means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

(h) “Plan” means the Company’s 2004 Non-Employee Director Stock Option Plan.

(i) “Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

(j) “Share” means one share of voting common stock, par value $.01 per share, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 5 hereof.

(k) “Subsidiary” means any “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.	Limits on Options

      The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 500,000 Shares, subject to adjustment as provided in Section 5 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

4.	Granting and Terms of Options

(a) On the date on which a Non-Employee Director is first elected or appointed as a Non-Employee Director during the existence of the Plan (including Non-Employee Directors first elected to the Board at the 2004 Annual Meeting), such Non-Employee Director shall automatically be granted an Option to purchase Shares, with the number of such Shares initially being set at 25,000 Shares, subject to subsequent adjustment by the Board.

(b) Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect (including the day following the 2004 Annual Meeting), automatically be granted an Option to purchase Shares, with the number of such Shares initially being set at 10,000 Shares, subject to subsequent adjustment by the Board; provided, however, that a person who is first elected as a Non-Employee Director on the date of an annual meeting of shareholders and who receives on that date an option pursuant to Section 4(a) hereof shall not be eligible to begin to receive grants pursuant to this Section 4(b) until the day following the next succeeding annual meeting of shareholders.

(c) Notwithstanding the provisions of Section 4(a) and 4(b) hereof, Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

(d) The exercise price of each Share subject to an Option shall be equal to 100% of the Fair Market Value of the Shares on the date of grant of such Option.

(e) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Board of Directors, transfer without consideration Options to the Optionee’s spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

(f) Each Option shall expire and all rights thereunder shall end at the expiration of ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in subsections (g) and (h) of this Section 4.

(g) During the life of an Optionee, an Option shall be exercisable only by such Optionee and only within one (1) month after the date on which the Optionee ceases to be a Non-Employee Director, other than by reason of the Optionee’s death or resignation from the Board with the consent of the Company as provided in subsection (h) of this Section 4, but only if and to the extent the Option was exercisable immediately prior to such date, and subject to the provisions of the subsections (f) and (i) of this Section 4. If the Optionee is removed as a Director for cause (as defined in the Company’s Articles of

Incorporation, as amended from time to time), all Options of the Optionee shall terminate immediately on the date of removal.

(h) If an Optionee: (i) dies while a Non-Employee Director or within the period when an Option could have otherwise been exercised by the Optionee; or (ii) ceases to be a Non-Employee Director as a result of such Optionee’s resignation from the Board, provided that the Company has consented in writing to such Optionee’s resignation, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee, shall have the right, at any time within one (1) year after the death or after such resignation of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsections (f) and (i) of this Section 4, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee’s death or resignation.

(i) The Optionee may exercise the Option (subject to the limitations on exercise set in subsection (f) of this Section 4), in whole or in part, as follows: (i) except as otherwise stated herein, with respect to Options granted under paragraph 4(a), the Option may be exercised to the extent of 33% of the Shares subject to such Option after the first anniversary of the date of grant and may be exercised to the extent of an additional 33% of the Shares subject to such Option after each of the second and third anniversaries of the date of grant the Option; and (ii) except as otherwise stated herein, with respect to Options granted under paragraph 4(b), the Option may be exercised to the extent of 100% of the Shares subject to such Option after the first anniversary of the date of grant.

(j) An Option may be exercised in whole at one time or in part from time to time, subject to subsection (i) of this Section 4.

(k) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to Options.

(l) In addition to the automatic Option grants made to Non-Employee Directors pursuant to Section 4(a) and 4(b), the Board is authorized to grant Options to Non-Employee Directors selected by the Board. Subject to the provisions of the Plan, the Board shall have the authority to select the Non-Employee Directors to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of such Options. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted, unless the Board provides for a specific date of grant which is subsequent to the date of such approval.

(m) The Board has the authority to establish vesting and exercise restrictions with respect to Options granted pursuant to Section 4(l) that are consistent with such restrictions set forth in the Plan, including without limitation the restrictions set forth in Section 4(i). In the absence of any vesting or exercise restrictions established by the Board, Options granted pursuant to Section 4(l) shall be subject to the vesting and exercise restrictions set forth in Plan, including without limitation Section 4(i).

(n) The Board is authorized to modify, amend, or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

5.	Effect of Changes in Capitalization

(a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Board of Directors in (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan, and (ii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

(b) Subject to Section 5.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

(c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934 if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

(d) Adjustments under this Section 5 relating to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 5 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the Options and preserve, without exceeding, the value of such Options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

(e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

6.	Delivery and Payment for Shares

(a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Board. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

(b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option shall be made: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii) hereof. Payment also may be made in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee’s broker upon receipt of the option price in cash from the broker.

7.	No Continuation as a Director and Disclaimer of Rights

      No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director of the Company. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

8.	Administration

      The Plan is intended to meet the requirements of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended, and accordingly is intended to be self-governing. To this end, the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

9.	No Reservation of Shares

      The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares in connection with its obligations hereunder.

10.	Amendment of Plan

      The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable; provided, that (i) no such amendment shall be made without shareholder approval if such approval would be required to comply with Rule 16b-3 or the listing standards of the stock exchange on which the Shares are traded or listed, and (ii) the provisions of Sections 4(a) and 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, or the rules and regulations promulgated thereunder.

11.	Termination of Plan

      This Plan shall terminate ten (10) years from the Effective Date. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

12.	Effective Date

      The Plan shall become effective on the Effective Date, subject to approval of the Plan by the Company’s shareholders at the 2004 Annual Meeting by a majority of the votes cast, either in person or by proxy.

APPENDIX B

SYKES ENTERPRISES, INCORPORATED

AUDIT COMMITTEE CHARTER

As Amended and Restated on December 10, 2003

I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

      The Audit Committee’s primary duties and responsibilities are:

•	To serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee.

•	Review and appraise the Corporation’s internal auditing function.

•	Provide an open avenue of communication among the Corporation’s registered public accounting firm, financial and senior management, those involved in the Corporation’s internal auditing function, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

II.     Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” as that term is defined in (i) paragraph (m) of Section 10A of the Securities Exchange Act of 1934 (15 U.S.C. 78f), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed. Further, each member of the Audit Committee shall meet all other requirements for membership on the Audit Committee set forth in the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall be a “financial expert,” as such term is defined by the Securities and Exchange Commission. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.	Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the managers of those involved in the Corporation’s internal auditing function and the Corporation’s registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the Corporation’s registered public accounting firm and management quarterly to review the Corporation’s financial statements consistent with Item IV.4. below.

IV.	Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review and discuss with financial management and the Corporation’s registered public accounting firm the Corporation’s annual financial statements, and the disclosures made in the section of the Corporation’s Annual Report on Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Annual Report prior to its filing or the release of earnings for the year, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report. Similarly, review and discuss any other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Corporation’s registered public accounting firm.

3. Review and discuss with financial management and the Corporation’s registered public accounting firm the Corporation’s quarterly financial statements, and the disclosures to be made in the section of the Corporation’s Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Quarterly Report prior to its filing or the release of earnings for the quarter, including the results of the registered public accounting firm’s reviews of the quarterly financial statements. The person designated as the “financial expert” of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review the regular internal reports to management prepared by those involved in the Corporation’s internal auditing function and management’s response.

     Independent Accountants

5. Select the registered public accounting firm to be employed by the Corporation for the purpose of preparing or issuing an audit report on the Corporation’s annual financial statements or related work, determine the scope of the registered public accounting firm’s engagement and approve the fees and other compensation to be paid to the registered public accounting firm. On an annual basis, the Audit Committee should review and discuss with the registered public accounting firm all significant relationships the registered public accounting firm has with the Corporation to determine the registered public accounting firm’s independence.

6. Specifically approve in advance, in accordance with section 7 below, and in accordance with guidelines established by the Audit Committee, each non-audit service, including tax services, to be performed by the registered public accounting firm outside of its regular audit engagement. For purposes hereof, the term “non-audit services” means any professional services provided to the Corporation by a registered public accounting firm, other than those provided to the Corporation in connection with an audit or a review of its financial statements. The foregoing notwithstanding, the Corporation’s registered public accounting firm may not be engaged to perform any of the services described in clauses (1) through (9) below contemporaneously with the audit:

(1) bookkeeping or other services related to the accounting records or financial statements of the Corporation;

(2) financial information systems design and implementation;

(3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4) actuarial services;

(5) internal audit outsourcing services;

(6) management functions or human resources;

(7) broker or dealer, investment adviser, or investment banking services;

(8) legal services and expert services unrelated to the audit; and

(9) any other service that the Public Company Accounting Oversight Board, established pursuant to Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible.

7. Approve in advance all auditing services (which may entail providing comfort letters in connection with securities underwritings) and permissible non-audit services to be provided to the Corporation by the Corporation’s registered public accounting firm. In carrying out its duties under paragraph 5 above, if the Audit Committee approves an audit service within the scope of the engagement of the Corporation’s registered public accounting firm, such audit service shall be deemed to have been preapproved for purposes of this paragraph. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant preapprovals required by this paragraph. Each and every decision of a member of the Audit Committee to whom authority is delegated under this paragraph to preapprove an activity under this paragraph shall be presented to the full Audit Committee at its next meeting. Auditing Services and permissible non-audit services authorized by management and having a cost of $10,000 or less have been determined to be deminimis and will be deemed pre-approved under this paragraph.

8. Meet with the Corporation’s registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

9. Review the performance of the Corporation’s registered public accounting firm and discharge such firm when circumstances warrant.

     Financial Reporting Processes

10. In consultation with the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function, review the integrity of the Corporation’s financial reporting processes, both internal and external.

11. Periodically consult with the Corporation’s registered public accounting firm out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

12. Consider the judgements of the Corporation’s registered public accounting firm about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

13. Discuss with management and the Corporation’s registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s financial statements.

14. Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

15. Discuss with management and the Corporation’s registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

16. Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

17. Discuss with the Corporation’s registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as the same may be modified or supplemented. In particular, discuss:

a. The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the Corporation’s registered public accounting firm, those involved in the Corporation’s internal auditing function or management.

b. The management letter provided by the Corporation’s registered public accounting firm and the Corporation’s response to that letter.

c. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     Process Improvement

18. Establish regular and separate systems of reporting to the Audit Committee by each of management, the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

19. Following completion of the annual audit, review separately with each of management, the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

20. Review any significant disagreement among management and the Corporation’s registered public accounting firm or those involved in the Corporation’s internal auditing function in connection with the preparation of the financial statements.

21. Review with the Corporation’s registered public accounting firm, those involved in the Corporation’s internal auditing function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee.)

     Ethical and Legal Compliance

22. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

23. Review management’s monitoring of the Corporation’s compliance with the Corporation’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy all applicable legal requirements.

24. Review the activities, organizational structure, and qualifications of those involved in the Corporation’s internal auditing function.

25. Review with the Corporation’s counsel any legal matter that could have a significant impact on the Corporation’s financial statements.

26. Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

27. Perform any other activities consistent with this Charter, the Corporation’s By-laws and applicable statutes, rules and regulations as the Audit Committee or the Board deems necessary or appropriate.

     Disclosure

28. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

29. Disclose all approvals by the Audit Committee under paragraph 7 above of non-audit services to be performed by the Corporation’s registered public accounting firm in the Quarterly and Annual Reports on Forms 10-Q and 10-K required to be filed by the Corporation with the Securities and Exchange Commission.

     Review and Approval of Related Party Transactions

30. Review and determine whether to approve any transaction between the Corporation and one or more officers, directors and/or major shareholders of the Corporation.

V.     Authority to Engage Advisors; Funding

      The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisers employed by the Audit Committee.

APPENDIX C

SYKES ENTERPRISES, INCORPORATED

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Committee’s Purpose

      The primary purposes of the Nominating and Corporate Governance Committee of Sykes Enterprises, Incorporated (the “Company”) are to:

1. Identify individuals qualified to become members of the board of directors of the Company and its subsidiaries;

2. Recommend to the board of directors of the Company (“Board of Directors”) director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings;

3. Recommend to the Board of Directors committee appointments for directors;

4. Develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and

5. Monitor the Company’s compliance with good corporate governance standards.

      Each member of the Committee shall be entitled to rely on information, opinions, and reports prepared or presented by an officer or employee of the Company whom the Committee member reasonably believes is reliable and competent in the matters presented.

Committee Membership

      The Nominating and Corporate Governance Committee shall be composed of three or more directors as determined from time by resolution of the Board of Directors. Each member of the Nominating and Corporate Governance Committee must satisfy the independence requirements of the Nasdaq Stock Market and such additional regulatory or listing requirements as the Board of Directors may determine to be applicable or appropriate, and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a committee member. Members of the Committee should be suitably knowledgeable in matters pertaining to corporate governance.

      The members of the Nominating and Corporate Governance Committee shall be appointed by the Board of Directors. The Chairman of the Nominating and Corporate Governance Committee shall be designated by the Board of Directors. The Nominating and Corporate Governance Committee members are appointed by and serve at the pleasure of the Board of Directors and may be replaced at any time by the Board of Directors.

Committee Operations

      The Nominating and Corporate Governance Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but no less than four times each year, and shall meet at such times and places as the Nominating and Corporate Governance Committee shall determine. The Nominating and Corporate Governance Committee may request any officer or employee of the Company, outside counsel, or special outside counsel to the Committee to attend a meeting of the Nominating and Corporate Governance Committee or to meet with members of, or advisors to, the Nominating and Corporate Governance Committee.

      Minutes of each meeting of the Nominating and Corporate Governance Committee shall be prepared and distributed to each director of the Company after each meeting of the Committee. The Committee shall report to the Board of Directors with respect to its meetings. The operations of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Florida Business Corporation Act.

Committee Responsibilities

      Set forth below are the principal functions of the Nominating and Corporate Governance Committee. These functions shall serve as guidelines for the Committee with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures that the Committee deems appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes set forth in this Nominating and Corporate Governance Committee Charter.

A.     Nomination Related Responsibilities

1. Develop and recommend to the Board of Directors guidelines and criteria as to the desired qualifications of candidates for director of the Company.

2. Lead the search for qualified directors, review qualifications of individuals suggested as potential candidates for director of the Company, including candidates suggested by shareholders, and consider for nomination such individuals who are deemed qualified, including candidates proposed by the Company’s stockholders in accordance with the Company’s Bylaws.

3. Recommend to the Board of Directors the nominees to be proposed by the Board of Directors for election as directors of the Company at the annual meeting of shareholders.

4. Recommend to the Board of Directors candidates for election as directors of the Company to fill open seats on the Board of Directors between annual meetings, including vacancies created by an increase in the authorized number of directors.

B.     Corporate Governance Related Responsibilities

1. Develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines which, at a minimum, comply with any applicable law. The Nominating and Corporate Governance Committee shall review the guidelines on an annual basis and recommend changes as necessary.

2. Annually review the Company’s Code of Conduct and Ethics and recommend to the Board of Directors modifications as necessary.

3. Monitor, oversee, and review compliance by the Company’s directors, officers, and employees with the Company’s Code of Conduct and Ethics and Corporate Governance Policies and report its findings to the Board of Directors.

4. Review requests by directors to accept a seat on any board of directors of any other company which has a class of securities registered under §12 or §15(d) of the Securities Exchange Act of 1934, as amended (“public company”), and refer the matter to the Board of Directors with the Nominating and Corporate Governance Committee’s recommendation whether such request should be approved.

5. Consider issues involving possible director conflicts of interest.

6. Periodically review and assess the Company’s Articles of Incorporation and Bylaws, and, as appropriate, recommend changes thereto to the Board of Directors for its approval.

7. Monitor the Company’s compliance with its Articles of Incorporation and Bylaws and the regulations governing public companies.

8. Annually assess the performance of the Board of Directors as a whole, discuss such assessment with the Board of Directors, and, as appropriate, recommend changes, including, but not limited to, changes in the Board of Directors’ size, composition, policies and procedures.

9. Provide comments and suggestions to the Board of Directors concerning the committee structure of the Board of Directors, committee operations, committee member qualifications, and committee member appointment.

10. Provide oversight of the performance and effectiveness of the self-evaluation process for the Board of Directors and its committees.

Review succession planning and development strategies for senior level positions and executive officers of the Company.

Exhibit 1

SYKES ENTERPRISES, INCORPORATED

CODE OF ETHICS

Amended and Restated as of December 10, 2003

      The mission of Sykes Enterprises, Incorporated and its subsidiaries (which are referred to collectively in this Code as the “Company”) is to help support our clients’ customer care management needs through our global outsourcing and consulting capabilities. Our goal is that every client will be more efficient, more profitable, and have stronger loyalty to their company brands due, in part, to the services provided by the Company. All of our officers and directors, including our Chief Executive Officer and Chief Financial Officer (who must sign an acknowledgment of this Code annually), and all of our core financial employees, including Controllers, hold important and elevated roles in corporate governance. While members of the Board of Directors and management team, they are uniquely capable and empowered to ensure that all stakeholders’ interests are appropriately balanced, protected and preserved. This Code provides principles to which these individuals, as well as all of our employees throughout the world, are expected to adhere and advocate. They embody rules regarding individual and peer responsibilities to the Company, the company’s clients, the public and other stakeholders. Violations of the Code of Ethics may subject employees to censure, suspension or termination.

      Each of the officers and directors, as well as all other employees of the Company, and its subsidiaries, shall:

1. Act responsibly, in good faith, with honesty, integrity and due care, without misrepresenting material facts or allowing his or her independent judgment to be subordinate.

2. Avoid actual or apparent conflicts of interest in personal and professional relationships. A “conflict of interest” occurs when an individual’s private interest interferes in any way — or even appears to interfere — with the interests of the Company as a whole. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her company work objectively and effectively. Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives personal benefits as a result of his or her position in the company. In the event that anyone subject to this Code has reason to believe that he or she, or any member of his or her immediate family, may have a personal interest in a material transaction or relationship involving the Company or any of its subsidiaries, either current or proposed, that reasonably could be expected to conflict with the interests of the Company or one of its subsidiaries, he or she shall inform his or her supervisor promptly of such personal interest. In the event that such person has reason to believe that his or her supervisor, or a member of the supervisor’s immediate family, also may have a personal interest in the transaction or relationship, then such person instead shall report his or her personal interest to the General Counsel or Chief Financial Officer of the Company. All material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company must be approved in advance by the Board of Directors of the Company, as provided below. Those involving other employees may be approved by the employee’s supervisor or the General Counsel or Chief Financial Officer of the Company to whom such employee is required to report the conflict of interest, as set forth above, provided that such supervisor or officer determines that approval of the same is in the best interests of the Company.

3. Provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

4. Comply with all applicable laws, rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, including insider trading laws and the United States Foreign Corrupt Practices Act of 1977 (and amendments)(“FCPA”). The FCPA reaches conduct occurring outside of the territorial boundaries of the United States and applies to domestic and foreign subsidiaries of the Company and to both U.S. citizens and non-U.S. citizens. Under this act:

•	The Company and its shareholders, directors, agents, officers and employees are prohibited from making or authorizing payment of either money or anything of value, directly or indirectly, to non-United States government officials, political parties or candidates for political office outside the United States to win or retain business or influence any act or decision of such officials.

•	All books, records and accounts, domestic and overseas, must accurately and fairly reflect business transactions and dispositions of the Company’s assets.

•	A system of internal accounting controls must be maintained to provide adequate corporate supervision over the accounting and reporting activities at all levels.

•	Certain payments and gifts to non-United States employees whose duties are essentially ministerial or clerical may be permissible. It is often difficult to determine the legality of such payments under local law at a given location. You must consult with the Company’s Corporate Counsel in Tampa before authorizing or making any such payment.

5. Advance the legitimate interests of the Company whenever the opportunity to do so arises.

6. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinate.

7. Endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair practice.

8. Respect and maintain the confidentiality of information about the Company, and its customers and suppliers, acquired in the course of his or her work except when authorized or otherwise legally obligated to disclose. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed. Confidential information acquired in the course of one’s work may not be used for personal advantage.

9. Share knowledge and maintain skills important and relevant to specific needs.

10. Proactively promote ethical behavior as a responsible partner among peers, in the work environment and the community.

11. Protect the Company’s assets and ensure their responsible and efficient use only for legitimate business purposes.

2

      Employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that are discovered through the use of corporate property, information or position; (b) using corporate property, information, or position for personal gain; and (c) competing with the Company.

      In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, all such conflicts of interest shall be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. No officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

      Each waiver of a provision of this Code of Ethics, and each material transaction and relationship involving a conflict of interest for an executive officer or director of the Company which is approved by the Board of Directors must be disclosed to the shareholders of the Company in the periodic reports filed by the Company with the Securities and Exchange Commission, pursuant to the rules of the Commission.

      Employees are encouraged to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation. Additionally, employees should report violations of laws, rules, regulations or this Code of Ethics to the Company’s General Counsel. The Company will not allow retaliation for reports made in good faith.

3

ANNUAL CERTIFICATION

      On an annual basis (each December), the Company will require the Chief Executive Officer and the Chief Financial Officer to certify that they are aware of and in compliance with this Code of Ethics.

ANNUAL CERTIFICATION REGARDING

CODE OF ETHICS OF SYKES ENTERPRISES, INCORPORATED

      I,                     , have read and understand the Sykes Enterprises, Incorporated Code of Ethics. Furthermore, by my signature below, I certify that I am now, and at all times in the past twelve months have been, in compliance with the Code of Ethics.

Name:

Title:

Date:

4

SYKES ENTERPRISES, INCORPORATED

Annual Meeting of Shareholders, May 7, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”) hereby appoints John H. Sykes, W. Michael Kipphut and James T. Holder as Proxies, each with the power to appoint a substitute, and hereby authorize them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida on Friday, May 7, 2004 at 8:00 a.m. Eastern Daylight Savings Time, in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1.	TO ELECT SIX DIRECTORS:

CLASS II (to serve for a term of three years) CLASS I (to serve for a term of one year)	1. Mark C. Bozek 3. Paul L. Whiting 5. H. Parks Helms	2. Lt. Gen. Michael DeLong (Retired) 4. Iain A. Macdonald 6. Linda McClintock-Greco, M.D.	☐	FOR all nominees listed to the left (except as specified below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)	E

2.	To approve the 2004 Non-Employee Director Stock Option Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournments or postponements thereof.

Check appropriate box indicate changes below: Address Change? ☐ Name Change? ☐	Date NO. OF SHARES

Signature(s) in Box
Please sign exactly as your name appears in this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.